                                                                  Exhibit 4.01
                                                                  ------------
                              ELECTRONIC ARTS INC.

                   INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
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             As Approved by the Board of Directors on June 27, 1996
                 as amended February 24, 1998, June 13, 1998, October 29, 1998,
                     February 14, 2000 and November 1, 2001

     1. Establishment of Plan. Electronic Arts Inc., (the "Company") proposes to
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grant options for purchase of the Company's Class A Common Stock to employees of the Company's International Subsidiaries (as hereinafter defined) pursuant to this International Employee Stock Purchase Plan (the "Plan"). For purposes of
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this Plan, "Subsidiary" means any corporation (other than the Company) in an
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unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. "International Subsidiary"
                                                       ------------------------
means any Subsidiary organized under the laws of and incorporated and having its principle place of business outside the United States. A total of 1,050,000 shares of Class A Common Stock are reserved for issuance under the Plan. Such number shall be subject to adjustments effected in accordance with Section 14 of the Plan.

     2. Purposes. The purpose of the Plan is to provide certain employees of the
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International Subsidiaries of the Company as defined in section 4 below, as long as no employee is an executive officer or director of the Company ("Employee")
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with a convenient means to acquire an equity interest in the Company through payroll deductions, to enhance such Employees' sense of participation in the affairs of the Company and Subsidiaries, and to provide an incentive for continued employment.

     3. Administration. This Plan may be administered by the Board or a
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committee appointed by the Board (the "Committee"). The Plan shall be
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administered by the Board or a committee appointed by the Board consisting of not less than three (3) persons (who are members of the Board), each of whom is a disinterested director. As used in this Plan, references to the "Committee" shall mean either the committee appointed by the Board to administer this Plan or the Board if no committee has been established. Subject to the provisions of the Plan, all questions of interpretation or application of the Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of the Plan, other than standard fees as established from time to time by the Board of Directors of the Company for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

     4. Eligibility. Any Employee is eligible to participate in an Offering ------------ Period (as hereinafter defined) under the Plan except the following:

           (a) Employees who are not employed by the International Subsidiaries on the fifteenth (15th) day of the month before the beginning of such Offering Period;

           (b) Employees who are customarily employed for less than 20 hours per week unless required by local law;

           (c) Employees who are customarily employed for less than five (5) months in a calendar year unless required by local law;

            d) Employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code"), own stock or hold options to purchase stock or who,
                   ----
                  as a result of being granted an option under the Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five (5) percent or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries; and

            (e) Employees who would, by virtue of their participation in such Offering Period, be participating simultaneously in more than one Offering Period under the Plan.

     5. Offering Dates. The Offering Periods of the Plan (the "Offering Period")
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shall be of twelve (12) months duration commencing on the first business day of March and September of each year and ending on the last business day of February and August, respectively, hereafter. The first Offering Period shall commence on September 2, 1996. The first day of each Offering Period is referred to as the "Offering Date". Each Offering Period shall consist of two (2) six-month
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purchase periods (individually, a "Purchase Period"), during which payroll
                                   ---------------
deductions of the participant are accumulated under this Plan. Each such six-month Purchase Period shall commence on the first business day of March and September of an Offering Period and shall end on the last business day of the following August and February, respectively. The last business day of each Purchase Period is hereinafter referred to as the Purchase Date. The Board of Directors of the Company shall have the power to change the duration of Offering Periods or Purchase Periods if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period or Purchase Period, as the case may be, to be affected.

     6. Participation in the Plan. Employees may become participants in an
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Offering Period under the Plan on the first Offering Date after satisfying the eligibility requirements by delivering to the Employee's payroll department (the "Payroll Department") not later than the 15th day of the month before such
 ------------------
Offering Date unless a later time for filing the subscription agreement is set by the Board for all Employees with respect to a given Offering Period a subscription agreement authorizing payroll deductions. An Employee who does not deliver a subscription agreement to the Payroll Department by such date after becoming eligible to participate in such Offering Period under the Plan shall not participate in that Offering Period or any subsequent Offering Period unless such Employee enrolls in the Plan by filing the subscription agreement with the Payroll Department not later than the 15th day of the month preceding a subsequent Offering Date. Once an Employee becomes a participant in an Offering Period, such Employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the Employee withdraws from the Plan or terminates further participation in the Offering Period as set forth in Section 11 below. Such participant is not required to file any additional subscription agreements in order to continue participation in the Plan. Any participant whose option expires and who has not withdrawn from the Plan pursuant to Section 11 below will automatically be re-enrolled in the Plan and granted a new option on the Offering Date of the next Offering Period. A participant in the Plan may participate in only one Offering Period at any time.

     7. Grant of Option on Enrollment. Enrollment by an Employee in the Plan
        -----------------------------
with respect to an Offering Period will constitute the grant (as of the Offering
Date) by the Company to such Employee of an option to purchase on each Purchase Date up to that number of shares of Class A Common Stock of the Company determined by dividing the amount accumulated in such Employee's payroll deduction account during such Purchase Period by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Class A Common Stock on the Offering Date (the "Entry Price") or (ii) eighty-five
                                        -----------
percent (85%) of the fair market value, of a share of the company's Class A Common Stock on the Purchase Date, provided, however, that the number of shares of the Company's Class A Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (a) the maximum number of shares set by the Board pursuant to Section 10(c) below with respect to all Purchase Periods within the applicable Offering Period or Purchase Period, or (b) 200% of the number of shares determined by using 85% of the fair market value of a share of the Company's Class A Common Stock on the Offering Date as the denominator. Fair market value of a share of the Company's Class A Common Stock shall be determined as provided in Section 8 hereof.

     8.    Purchase Price.  The purchase price per share at which a share of
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Class A Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

           (a) the fair market value, in United States dollars, on the Offering Date or

           (b) the fair market value, in United States dollars, on the Purchase Date.

     For purposes of the Plan, the term "fair market value" on a given date shall mean the closing bid from the previous day's trading of a share of the Company's Class A Common Stock as reported on the Nasdaq National Market.

     9.    Payment of Purchase Price; Changes in Payroll Deductions; Issuance of
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           Shares.
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            (a) The purchase price of the shares is accumulated by regular payroll deductions made during each Purchase Period. The deductions are made as a percentage of the Employee's compensation in one percent (1%) increments not less than two percent (2%) nor greater than ten percent (10%). Compensation shall mean all compensation designated as employee compensation, including, but not limited to base salary, wages, commissions, overtime, shift premiums and bonuses, plus draws against commissions. Payroll deductions shall commence with the first pay period following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in the Plan.

            (b) A participant may lower (but not increase) the rate of payroll deductions during a Purchase Period by filing with their local Payroll Department a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than 15 days after the Payroll Department's receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one change may be made effective during any Purchase Period. A participant may increase or lower the rate of payroll deductions for any subsequent Purchase Period by filing with the Payroll Department a new authorization for payroll deductions not later than the 15th day of the month before the beginning of such Purchase Period.

            (c) All payroll deductions made for a participant are credited to his or her account under the Plan and are deposited with the general funds of the Company; no interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

            (d) On each Purchase Date, as long as the Plan remains in effect and provided that the participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the participant wishes to withdraw from that Offering Period under the Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant as of that date returned to the participant, the Company shall apply the funds then in the participant's account to the purchase of whole shares of Class A Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of the Plan. Any cash remaining in a participant's account after such purchase of shares shall be refunded to such participant in cash; provided, however, that any amount remaining in participant's account on a Purchase Date which is less than the amount necessary to purchase a full share of Class A Common Stock of the Company shall be carried forward, without interest, into the next Purchase Period or Offering Period, as the case may be. In the event that the Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant. No Class A Common Stock shall be purchased on a Purchase Date on behalf of any Employee whose participation in the Plan has terminated prior to such Purchase Date.

            (e) As promptly as practicable after the Purchase Date, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his option; provided that the Company may deliver certificates to a broker or brokers that hold such certificates in street name for the benefit of each such participant.

            (f) During a participant's lifetime, such participant's option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised. Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

     10.   Limitations on Shares to be Purchased.
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            (a) No Employee shall be entitled to purchase stock under the Plan at a rate which, when aggregated with his or her rights to purchase stock under all other stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date for each calendar year in which the Employee participates in the Plan.

            (b) No more than 200% of the number of shares determined by using 85% of the fair market value of a share of the Company's Class A Common Stock on the Offering Date as the denominator may be purchased by a participant on any single Purchase Date.

            (c) No Employee shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than thirty days prior to the commencement of any Purchase Period, the Board may, in its sole discretion, set a maximum number of shares which may be purchased by any Employee at any single Purchase Date (hereinafter the "Maximum Share
                                                           -------------
Amount"). In no event shall the Maximum Share Amount exceed the amounts
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permitted under Section 10(b) above. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount not less than fifteen (15) days prior to the commencement of the next Purchase Period. Once the Maximum Share Amount is set, it shall continue to apply with respect to all succeeding Purchase Dates and Purchase Periods unless revised by the Board as set forth above.

            (d) If the number of shares to be purchased on a Purchase Date by all Employees participating in the Plan exceeds the number of shares then available for issuance under the Plan, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Board shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant's option to each Employee affected thereby.

            (e) Any payroll deductions accumulated in a participant's account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the Offering Period.

     11.   Withdrawal.
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           (a) Each participant may withdraw from an Offering Period under the Plan by signing and delivering to the local Payroll Department notice on a form provided for such purpose. Such withdrawal may be elected at any time at least fifteen (15) days prior to the end of an Offering Period.

           (b) Upon withdrawal from the Plan, the accumulated payroll deductions shall be returned to the withdrawn Employee and his or her interest in the Plan shall terminate. In the event an Employee voluntarily elects to withdraw from the Plan, he or she may not resume his or her participation in the Plan during the same Offering Period, but he or she may participate in any Offering Period under the Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in the Plan.

           (c) A participant may participate in the current Purchase Period under an Offering Period (the "Current Offering Period") and
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                  enroll in the Offering Period commencing after such Purchase Period (the "New Offering Period") by (i) withdrawing from
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                  participating in the Current Offering Period effective as of the last day of a Purchase Period within that Offering Period and (ii) enrolling in the New Offering Period. Such withdrawal and enrollment shall be effected by filing with the local Payroll Department at least fifteen (15) days prior to the end of a Purchase Period such form or forms as are provided for such purposes.

     12. Termination of Employment. Termination of a participant's employment
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for any reason, including retirement or death or the failure of a participant to remain an Employee, terminates his or her participation in the Plan immediately on the date which Employee's employment with the Company ceases, or if earlier, the date on which the Company gives notice of such termination. In no event shall participation in this plan extend beyond the participant's termination date, nor shall any potential value of a purchase under this Plan be considered in determining any notice or compensation in lieu of notice that may be required or given upon termination of participant's employment by the Company. Participant agrees that this provision is a condition to this Plan and enrollment in the Plan waives any and all rights and claims participant may have to value attributable to a purchase under this Plan which would have under any circumstances taken place after the termination date. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of his or her death, to his or her legal representative. For this purpose, an Employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of sick leave, military leave, or any other leave of absence approved by the Board of Directors of the Company; provided that such leave is for a period of not more than ninety (90) days or re employment upon the expiration of such leave is guaranteed by contract or statute.

     13. Return of Payroll Deductions. In the event an Employee's interest in
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the Plan is terminated by withdrawal, termination of employment or otherwise, or in the event the Plan is terminated by the Board, the Company shall promptly deliver to the Employee all payroll deductions credited to his account. No interest shall accrue on the payroll deductions of a participant in the Plan.

     14. Capital Changes. Subject to any required action by the stockholders of
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the Company, the number of shares of Class A Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Class A Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as
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the price per share of Class A Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Class A Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Class A Common Stock) or any other increase or decrease in the number of shares of Class A Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Class A Common Stock subject to an option.

     In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that the options under the Plan shall terminate as of a date fixed by the Board and give each participant the right to exercise his or her option as to all of the optioned stock, including shares which would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock. If the Board makes an option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of twenty (20) days from the date of such notice, and the option will terminate upon the expiration of such period.

     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Class A Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Class A Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

     15. Nonassignability. Neither payroll deductions credited to a
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participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

     16. Reports. Individual accounts will be maintained for each participant in
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the Plan. Each participant shall receive promptly after the end of each Purchase Period a report of his account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

     17.   Notice of Disposition. Each participant shall notify the Company if
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the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2)years from the Offering Date or within twelve (12) months from the Purchase Date on which such shares were purchased (the "Notice Period"). Unless such participant is
                            -------------
disposing of any of such shares during the Notice Period, such participant shall keep the certificates representing such shares in his or her name (and not in the name of a nominee) during the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to the Plan requesting the Company's transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on certificates.

     18.   No Rights to Continued Employment. Neither this Plan nor the grant of
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any option hereunder shall confer any right on any Employee to remain in the employ of the Company or any Subsidiary or restrict the right of the Company or any Subsidiary to terminate such Employee's employment.

     19.   Equal Rights and Privileges.  All  Employees shall have equal rights
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 and privileges with respect to the Plan.

     20.   Notices. All notices or other communications by a participant to the
           -------
Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     21.   Designation of Beneficiary
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            (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of a Purchase Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to a Purchase Date.

            (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     22.   Conditions Upon Issuance of Shares; Limitation on Sale of Shares.
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Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     23.   Applicable Law. Except as otherwise expressly required under the laws
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of a country, the Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the state of California, United States of America. Should any provision of this Plan be determined by a court of competent jurisdiction to be unlawful or unenforceable for a country, such determination shall in no way affect the application of that provision in any other country, or any of the remaining provisions of the Plan.

     24.   Amendment or Termination of the Plan. This Plan shall be effective on
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the day after the effective date of the Company's Registration Statement filed with the Securities Exchange Commission under the Securities Act of 1933, as amended, with respect to the shares issuable under the Plan (the "Effective Date"), and the Plan shall continue until the earlier to occur of termination by the Board, issuance of all of the shares of Class A Common Stock reserved for issuance under the Plan, or ten (10) years from the adoption of the Plan by the Board. The Board of Directors of the Company may at any time amend or terminate the Plan, except that any such termination cannot affect options previously granted under the Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant.

             INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN ACTION FORM
                     ENROLLMENT/CHANGE/WITHDRAWAL AGREEMENT

                              Action                        Complete Sections
SECTION                       ------                        -----------------
                              [_] New Enrollment                 2, 3, 4, 6, 8
                              [_] Payroll Deduction Change       2, 4, 8
                              [_] Withdrawal                     2, 5, 8
                              [_] Beneficiary Change             2, 6, 8

SECTION 2:       Name: _________________________________ Location______________
PERSONAL
INFORMATION      Address:______________________________________________________


SECTION 3:       I hereby elect to participate in the Electronic Arts Employee
NEW              Stock Purchase Plan (the "Plan") and I agree to be bound by its
ENROLLME         terms. Stock purchased under the Plan should be registered in my name or in my name together with the following name:
                 _____________________________________________________________.

SECTION 4:       I hereby authorize payroll deductions from each paycheck in
PAYROLL          that percentage of my compensation as shown below, in
DEDUCTION        accordance with the Plan. Decreases in deductions will be
                 effective for the payroll period that begins 15 days after the payroll department's receipt of this form. Increases in
                 deductions will not be effective until the next Purchase
                 Period.

                 Amount to be Deducted (Circle One):   0%  2%  3%  4%  5% 6% 7%
                 8% 9% 10%

SECTION 5:       Effective: _______/_______/_______  I will cease participating
WITHDRAWAL                   Month    Date    Year far will be returned, and I
                 may not re-enroll until the next Offering Period.

SECTION 6:       In the event of my death, I hereby designate the following
BENEFICIARY      person(s) as my beneficiary(ies) to receive all payments and/or stock due me under the Employee Stock Purchase Plan:

                 Primary Beneficiary:                                 %:       Relationship:
                                     ----------------------------------------              ----------------------
                 Primary Beneficiary:                                 %:       Relationship:
                                     -----------------------------------------              ----------------------
                 Note:  If more than one primary beneficiary listed, please indicate % allocated to each.

                 Secondary Beneficiary:                                        Relationship:
                                       ---------------------------------------              ----------------------

SECTION 7:       I understand that my payroll deductions will be accumulated for
PRICE the automatic purchase of shares of Common Stock at the end of each Purchase Period, unless I withdraw from the Plan or become ineligible. The purchase price per share will be the lower of
                 (i) 85% of the fair market value on the first day of an Offering Period or (ii) 85% of the fair market value on the last day of a Purchase Period.

SUCCESSIVE       I understand that this enrollment will be effective for each
PERIODS          subsequent Offering Period unless I withdraw from the Plan or otherwise become ineligible to participate in the Plan. In the event, however, that the Offering Price for the new Offering
                 Period for which I am not enrolled is less than the Offering
                 Price for the Offering Period for which I am currently
                 enrolled, I understand that I will automatically be withdrawn from the current Offering Period and re-enrolled in the new
                 Offering Period unless I notify the Company to the contrary.

REVIEW OF        I have received a copy of the Company's most recent prospectus which describes the Plan.  I understand that my participation
PROSPECTUS       is in all respects subject to the terms of the Plan.

SECTION 8:       I agree to be bound by the terms of this Form and the Plan. I
AUTHORIZATION    have been advised to consult my tax advisory with respect to the tax consequences of participating in the Plan.

                 I am not a citizen or resident of the United States and therefore not subject to United States income tax laws. I understand that Electronic Arts makes no representation regarding the tax treatment under the tax laws of the country in which I am a citizen or resident in connection with the International Employee Stock Purchase Plan or my purchase of shares thereunder. I also understand that I am encouraged to consult with my own tax advisor, prior to purchasing shares under the Plan, concerning tax treatment of my participation in the Plan.

                 I understand that because my payroll deductions will not be expressed in U.S. dollars and the value of shares of the Company's Class A Common Stock is expressed in U.S. dollars, it will be necessary to convert the amount of my payroll deductions into U.S. dollars in order to calculate various share amounts under the International Employee Stock Purchase
                 Plan. I also understand that the exercise price for the shares purchased by me pursuant to the International Employee Stock
                 Purchase Plan will be expressed in U.S. dollars and that the exchange rates in effect at the end of the Purchase Period will be used to determine the number of shares which I may purchase on the exercise date.


                 Signature of Employee: ______________________________      Date:___________

Please send original to Stock Administration and a Copy to Payroll.